EXHIBIT 10 iii 33

DESCRIPTION OF THE NYNEX SENIOR MANAGEMENT ACCOUNT BALANCE DEFERRAL PLAN

This Plan provides for the deferral and ultimate distribution of a Senior Manager's short-term incentive awards, beginning with the amount earned in 1995 and payable in 1996.

The entire amount of each year's short-term incentive award is credited to a "TSR Account," the value of which fluctuates to reflect NYNEX Corporation's annualized total shareholder return.

Awards are first credited to the TSR Account as of March 1, 1996. Then, on March 1, 1997 and on each succeeding March 1, the following adjustments are made to the TSR Account.

First, the accumulated TSR Account balance is credited to reflect NYNEX Corporation's annualized total shareholder return for the preceding three calendar years.

Second, the amount of the award that the Senior Manager earned during the preceding calendar year is credited to the TSR Account.

Third, one-half of the TSR Account is debited from the adjusted TSR Account balance.

Fourth, according to the Senior Manager's prior irrevocable election, the amount debited either is paid immediately to the Senior Manager in cash, or is credited to the Senior Manager's Account under the NYNEX Senior Management Incentive Award Deferral Plan.

When the Senior Manager terminates employment with NYNEX Corporation or another applicable Participating Company, the full remaining balance in his or her TSR Account (adjusted to reflect earnings through the termination date) is paid to the Senior Manager immediately in a single cash payment. Amounts previously transferred to the NYNEX Senior Management Incentive Award Deferral Plan are paid under the terms of that Plan.

At termination of employment, any short-term incentive award that had not previously been credited under this Plan is paid in cash on March 1 of the year following the year in which the services were performed that gave rise to the award.

               NOTE: THE ABOVE IS ONLY A BROAD OUTLINE OF THE MAJOR FEATURES OF THE PLAN. ANY BENEFITS OR RIGHTS UNDER THE PLAN WILL BE DETERMINED BY THE SPECIFIC PLAN PROVISIONS AS THEY APPLY TO EACH CASE.